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                                                                    Exhibit 99.2



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Annual Report on Form 11-K for the year ended December 31, 2002 (the "Report") of the Consumers Water Company Employees' 401(k) Savings Plan and Trust (the "Plan") as filed with the Securities and Exchange Commission on the date hereof, the undersigned officer of Philadelphia Suburban Corporation hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:


(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.




Nicholas DeBenedictis
-----------------------------------------------
Nicholas DeBenedictis
Chairman, President and Chief Executive Officer
June 27, 2003


The foregoing certification shall not be deemed to be filed for purposes of
Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 99.2 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to Philadelphia Suburban Corporation and will be retained by Philadelphia Suburban Corporation and furnished to the Securities and Exchange Commission or its staff upon request.